SALEM COMMUNICATIONS ANNOUNCES SECOND QUARTER 2012

TOTAL REVENUE OF $46.4 MILLION

CAMARILLO, CA August 6, 2012 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and conservative opinion content, released its results for the three and six months ended June 30, 2012.

Second Quarter 2012 Results

For the quarter ended June 30, 2012 compared to the quarter ended June 30, 2011:

Consolidated

•

Total revenue increased 3.9% to $57.6 million from $55.4 million;

•

Operating expenses increased 18.1% to $53.8 million from $45.5 million;

•

Operating expenses excluding gain or loss on disposal of assets and impairment of long-lived assets increased 5.8% to $48.0 million from $45.4 million;

•

Operating income decreased 61.1% to $3.9 million from $9.9 million;

•

Net loss was $1.8 million, or $0.07 net loss per share, compared to net income of $1.1 million, $0.04 net income per diluted share, in the prior year;

•

EBITDA decreased 48.2% to $6.5 million from $12.6 million; and

•

Adjusted EBITDA decreased 3.3% to $13.6 million from $14.0 million.

Broadcast

•

Net broadcast revenue increased 2.1% to $46.4 million from $45.4 million;

•

Station operating income (“SOI”) decreased 3.1% to $15.9 million from $16.4 million;

•

Same station net broadcast revenue increased 1.9% to $46.2 million from $45.4 million;

•

Same station SOI decreased 3.1% to $15.9 million from $16.4 million; and

•

Same station SOI margin decreased to 34.3% from 36.1%.

Internet

•

Internet revenue increased 16.6% to $8.0 million from $6.9 million; and

•

Internet operating income increased 42.8% to $1.9 million from $1.3 million.

Publishing

•

Publishing revenue increased 2.4% to $3.2 million from $3.1 million; and

•

Publishing operating income decreased 41.3% to $0.2 million from $0.4 million.

Included in the results for the quarter ended June 30, 2012 are:

•

A $0.9 million loss ($0.5 million, net of tax, or $0.02 per share) on early retirement of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016;

•

A $0.1 million loss ($0.1 million, net of tax) on disposal of assets;

•

A $5.6 million impairment loss ($3.4 million, net of tax, or $0.14 per share) on land in Covina, California; and

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expense.

Included in the results for the quarter ended June 30, 2011 are:

•

A $0.2 million loss ($0.1 million, net of tax) of various fixed asset and equipment disposals;

•

A $1.1 million loss ($0.7 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily included in corporate expenses.

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the three months ended June 30, 2012 and 2011.

Per share numbers are calculated based on 24,356,298 weighted average shares for the quarter ended June 30, 2012, and 24,491,530 diluted weighted average shares for the quarter ended June 30, 2011.

Year to Date 2012 Results

For the six months ended June 30, 2012 compared to the six months ended June 30, 2011:

Consolidated

•

Total revenue increased 5.0% to $111.9 million from $106.6 million;

•

Operating expenses increased 18.1% to $100.1 million from $84.8 million;

•

Operating expenses excluding gain or loss on disposal of assets and impairment of long-lived assets increased 6.0% to $94.5 million from $89.1 million;

•

Operating income decreased 46.0% to $11.8 million from $21.8 million;

•

Net loss was $0.9 million, or $0.04 net loss per share, compared to net income of $3.7 million, or $0.15 net income per diluted share, in the prior year;

•

EBITDA decreased 36.1% to $18.1 million from $28.3 million; and

•

Adjusted EBITDA decreased 0.6% to $25.3 million from $25.4 million.

Broadcast

•

Net broadcast revenue increased 2.5% to $90.3 million from $88.1 million;

•

SOI decreased 2.0% to $30.7 million from $31.3 million;

•

Same station net broadcast revenue increased 2.4% to $89.7 million from $87.6 million;

•

Same station SOI decreased 1.3% to $30.6 million from $31.0 million; and

•

Same station SOI margin decreased to 34.1% from 35.4%.

Internet

•

Internet revenue increased 23.9% to $15.5 million from $12.5 million; and

•

Internet operating income increased 63.2% to $3.4 million from $2.1 million.

Publishing

•

Publishing revenue increased 2.1% to $6.1 million from $6.0 million; and

•

Publishing operating income decreased 57.8% to $0.1 million from $0.3 million.

Included in the results for the six months ended June 30, 2012 are:

•

A $0.9 million loss ($0.5 million, net of tax, or $0.02 per share) on early retirement of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016;

•

A $5.6 million impairment loss ($3.4 million, net of tax, or $0.14 per share) on land in Covina, California; and

•

A $0.7 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.4 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in internet operating expenses.

Included in the results for the six months ended June 30, 2011 are:

•

A $4.4 million gain ($2.6 million, net of tax, or $0.11 per diluted share) on disposal of assets comprised of a $2.4 million pre-tax gain from the sale of KKMO-AM in Seattle, Washington and a $2.1 million pre-tax gain from the sale of KXMX-AM in Los Angeles, California, partially offset by losses from various fixed asset and equipment disposals;

•

A $1.1 million loss ($0.7 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $0.5 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the six months ended June 30, 2012 and 2011.

Per share numbers are calculated based on 24,460,623 weighted average shares for the six months ended June 30, 2012, and 24,625,391 diluted weighted average shares for the six months ended June 30, 2011.

Balance Sheet

As of June 30, 2012, the company had $217.5 million of 9 5/8% senior secured second lien notes outstanding, $36.6 million drawn on its revolver, $10.0 million subordinated debt and $9.0 million subordinated debt payable to related parties.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.10 versus a compliance covenant of 6.25.

Cash Distribution

Salem paid a cash distribution of $0.035 per share on its Class A and Class B common stock on June 29, 2012 to shareholders of record as of June 15, 2012.  The distribution totaled approximately $0.9 million.  For the year, Salem has paid $1.7 million, or $0.07 per share, in cash distributions.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2012:

•

On April 10, 2012, we completed the acquisition of radio station WKDL-AM in Warrenton, Virginia for $30,000;

•

On May 15, 2012, we purchased Churchangel.com and rchurch.com for $0.2 million; and

•

On May 29, 2012, we acquired an FM translator in Detroit, Michigan for $0.3 million.

The following transaction is currently pending:

•

On May 23, 2012 we entered into an agreement to acquire radio station WLCC-AM, Tampa, Florida for $1.2 million.

Conference Call Information

Salem will host a teleconference to discuss its results on August 6, 2012 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-4933, passcode 7595304 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through August 20, 2012 and can be heard by dialing (719) 457-0820, passcode 7595304 or on the investor relations portion on the company’s website, located at www.salem.cc.

Third Quarter 2012 Outlook

For the third quarter of 2012, Salem is projecting total revenue to increase 3% to 5% over third quarter 2011 total revenue of $54.5 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 2% to 5% as compared to the third quarter of 2011 operating expenses of $45.2 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and conservative opinion radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 97 radio stations in 37 markets, including 61 stations in 22 of the top 25 markets.  We also program the Family Talk™ Christian-themed talk format on SiriusXM Channel 131.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,300 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns an Internet and a publishing division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Questions and Answers about Jesus Christ at Jesus.org, Christian living focused Crosswalk.com®, online Bible at BibleStudyTools.com, Christian videos at GodTube.com,  a leading website providing church media at WorshipHouseMedia.com and Christian radio ministries online at OnePlace.com. Additionally Salem owns conservative news leader Townhall.com® and conservative political blog HotAir.com, providing conservative commentary, news and blogging. Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 384-4512

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before impairment of long-lived assets, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share data and margin data)		Three Months Ended			Six Months Ended
		June 30,			June 30,
		2011	2012		2011	2012
		(Unaudited)
Net broadcast revenue		$45,406	$46,372		$88,136	$90,329
Internet revenue		6,890	8,035		12,482	15,469
Publishing revenue		3,144	3,219		5,985	6,112
Total revenue		55,440	57,626		106,603	111,910
Operating expenses:
Broadcast operating expenses		29,054	30,519		56,856	59,661
Internet operating expenses		5,541	6,109		10,377	12,033
Publishing operating expenses		2,771	3,000		5,651	5,971
Corporate expenses		4,204	4,804		8,755	9,671
Depreciation and amortization		3,800	3,579		7,501	7,198
Impairment of long-lived assets		―	5,608		―	5,608
(Gain) loss on disposal of assets		150	145		(4,375)	(24)
Total operating expenses		45,520	53,764		84,765	100,118
Operating income from continuing operations		9,920	3,862		21,838	11,792
Other income (expense):
Interest income		54	28		97	59
Interest expense		(7,064)	(6,264)		(14,299)	(12,660)
Loss on early retirement of long-term debt		(1,090)	(893)		(1,090)	(893)
Other income (expense), net		(12)	4		(23)	11
Income (loss) from continuing operations before income taxes		1,808	(3,263)		6,523	(1,691)
Provision for (benefit from) income taxes		723	(1,484)		2,879	(797)
Income (loss) from continuing operations		1,085	(1,779)		3,644	(894)
Income (loss) from discontinued operations, net of tax		15	(13)		43	(55)
Net income (loss)		$1,100	$(1,792)		$3,687	$(949)

Basic income (loss) per share before discontinued operations		$0.04	$(0.07)		$0.15	$(0.04)
Loss from discontinued operations, net of tax		―	―		―	―
Basic income (loss) per share after discontinued operations		0.05	(0.07)		0.15	(0.04)

Diluted income (loss) per share before discontinued operations		$0.04	$(0.07)		$0.15	$(0.04)
Loss from discontinued operations, net of tax		―	―		―	―
Diluted income (loss) per share after discontinued operations		0.04	(0.07)		0.15	(0.04)
Dividends per share	$	―	$0.04	$	―	$0.07

Basic weighted average shares outstanding		24,279,251	24,356,298		24,400,054	24,460,623
Diluted weighted average shares outstanding		25,491,530	24,356,298		24,625,391	24,460,623

Other Data:
Station operating income		$16,352	$15,853		$31,280	$30,668
Station operating margin		36.0%	34.2%		35.5%	34.0%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	June 30,
	2011	2012
		(Unaudited)

Assets
Cash	$67	$299
Restricted cash	110	―
Trade accounts receivable, net	31,001	32,189
Deferred income taxes	6,403	9,797
Other current assets	4,385	6,792
Property, plant and equipment, net	111,222	102,341
Intangible assets, net	399,942	399,705
Deferred financing costs	5,489	4,687
Other assets	2,691	3,490
Total assets	$561,310	$559,300

Liabilities and Stockholders' equity
Current liabilities	36,515	35,769
Long-term debt and capital lease obligations	265,679	263,880
Deferred income taxes	48,077	50,430
Other liabilities	7,991	8,069
Stockholders' equity	203,048	201,152
Total liabilities and stockholders' equity	$561,310	$559,300

Salem Communications Corporation
Supplemental Information
(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
	(Unaudited)
Capital expenditures
Acquisition related / income producing	$432	$165	$1,386	$1,085
Maintenance	1,480	1,920	2,938	3,761
Total capital expenditures	$1,912	$2,085	$4,324	$4,846

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station	$45,352	$46,211	$87,596	$89,735
Net broadcast revenue - acquisitions	―	161	117	447
Net broadcast revenue - dispositions	54	―	276	6
Net broadcast revenue - format changes	―	―	147	141
Total net broadcast revenue	$45,406	$46,372	$88,136	$90,329

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station	$28,989	$30,359	$56,567	$59,115
Broadcast operating expenses - acquisitions	―	159	109	331
Broadcast operating expenses - dispositions	69	―	27	69
Broadcast operating expenses - format changes	(4)	1	153	146
Total broadcast operating expenses	$29,054	$30,519	$56,856	$59,661

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station	$16,363	$15,852	$31,029	$30,620
Station operating income - acquisitions	―	2	8	116
Station operating income - dispositions	(15)	―	249	(63)
Station operating income - format changes	4	(1)	(6)	(5)
Total station operating income	$16,352	$15,853	$31,280	$30,668

Salem Communications Corporation
Supplement Information
(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
	(Unaudited)
Reconciliation of SOI and Internet Operating Income and Publishing Operating Income (Loss) to Operating Income

Station operating income	$16,352	$15,853	$31,280	$30,668
Internet operating income	1,349	1,926	2,105	3,436
Publishing operating income	373	219	334	141
Less:
Corporate expenses	(4,204)	(4,804)	(8,755)	(9,671)
Depreciation and amortization	(3,800)	(3,579)	(7,501)	(7,198)
Impairment of long-lived assets	―	(5,608)	―	(5,608)
(Gain) loss on disposal of assets	(150)	(145)	4,375	24
Operating income	$9,920	$3,862	$21,838	$11,792

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$14,033	$13,567	$25,422	$25,281
Less:
Stock-based compensation	(175)	(369)	(481)	(696)
Loss on early retirement of long-term debt	(1,090)	(893)	(1,090)	(893)
Discontinued operations, net of tax	15	(13)	43	(55)
Impairment of long-lived assets	―	(5,608)	―	(5,608)
(Gain) loss on disposal of assets	(150)	(145)	4,375	24
EBITDA	12,633	6,539	28,269	18,053
Plus:
Interest income	54	28	97	59
Less:
Depreciation and amortization	(3,800)	(3,579)	(7,501)	(7,198)
Interest expense	(7,064)	(6,264)	(14,299)	(12,660)
Provision for (benefit from) income taxes	(723)	1,484	(2,879)	797
Net income (loss)	$1,100	$(1,792)	$3,687	$(949)

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$14,033	$13,567	$25,422	$25,281
Less:
Cash interest	(13,144)	(11,527)	(13,497)	(11,937)
Cash taxes	(220)	(198)	(233)	(206)
Capital Expenditures	(1,912)	(2,085)	(4,324)	(4,846)
Free Cash Flow	$(1,243)	$(243)	$7,368	$8,292
	Outstanding at	Applicable
	June 30, 2012	Interest Rate
Selected Debt Data
9 5/8% senior subordinated notes	$217,500	9.63%
Revolving credit facility	36,587	3.30%
Subordinated debt	10,000	4.25%
Subordinated debt due to related parties	9,000	5.00%